Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Enbridge Inc. of our report dated February 14, 2025 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Enbridge Inc., which appears in Enbridge Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Calgary, Alberta

Canada

August 1, 2025

1